Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY

COMPANY ACT

1.	The jurisdiction where the Corporation first formed is Delaware.

2.	The jurisdiction immediately prior to filing this Certificate of Conversion is Delaware.

3.	The date the Corporation first formed is February 10, 1998.

4.	The name of the Corporation immediately prior to this Certificate is VMware, Inc.

5.	The name of the Limited Liability Company as set forth in the Certificate of Formation is VMware LLC.

6.	This Certificate of Conversion (and the conversion referenced herein) shall become effective at 12:01 a.m., New York City time, on November 22, 2023.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Conversion to be executed by a duly authorized officer as of this 21st day of November, 2023.

VMWARE, INC.

By:	/s/ Craig Norris
Name:	Craig Norris
Title:	Vice President, Deputy General
Counsel and Assistant Secretary

CERTIFICATE OF FORMATION

OF

VMWARE LLC

(Pursuant to Section 18-201 of the Delaware Limited Liability Company Act)

THIS CERTIFICATE OF FORMATION of VMware LLC is being executed as of November 22, 2023, and is being filed by the undersigned, an authorized person, to form a limited liability company under Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), as follows:

1. The name of the limited liability company formed hereby is VMware LLC (the “Company”).

2. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808.

3. The name and address of the registered agent for service of process on the Company in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808.

4. The formation of the Company shall become effective at 12:01 a.m., New York City time, on November 22, 2023.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

VMWARE LLC

By:	/s/ Craig Norris
Name:	Craig Norris
Title:	President